Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement                    |_|   Confidential, For Use
                                                           of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(e)(2)

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12


                          HOMETOWN AUTO RETAILERS, INC.
                (Name of Registrant as Specified in Its Charter)


     Name of Person(s) Filing Proxy Statement, if other than the registrant)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 011.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date filed:

                          HOMETOWN AUTO RETAILERS, INC.


                    Notice of Annual Meeting of Stockholders
                   To Be Held On August 27, 2002 at 10:00 A.M.


TO THE STOCKHOLDERS OF HOMETOWN AUTO RETAILERS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hometown Auto Retailers, Inc. ("Hometown") will be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Tuesday, August 27, 2002 at 10:00 A.M., Eastern Standard Time, for the following purposes:

      1.    To elect eight directors for one year terms.

      2. To ratify the selection of BDO Seidman, LLP as independent auditors for the year ending December 31, 2002.

      3. To consider and approve an amendment to the Hometown 1998 Stock Option Plan increasing by 350,000 the number of shares of common stock available for issuance thereunder.

      4. To transact such other business as may properly be brought before the meeting or any adjournment or postponements thereof.

      The Board of Directors has fixed the close of business on July 11, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting and at any adjournment or postponements thereof.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Corey E. Shaker
                                           Corey E. Shaker, President and
                                                Chief Executive Officer


Dated:   Watertown, Connecticut
         July 11, 2002







                 ---------------------------------------------------------------
IMPORTANT:       Whether or not you expect to attend in person, please complete, sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save Hometown the expense and extra work of additional
                 solicitation. An addressed envelope for which no postage is required has been enclosed for that purpose. Sending in your
                 Proxy will not prevent you from voting your stock at the
                 meeting if you desire to do so, as your Proxy is revocable at your option.
                 ---------------------------------------------------------------

                          HOMETOWN AUTO RETAILERS, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held August 27, 2002

      This Statement is furnished to the stockholders of Hometown Auto Retailers, Inc., a Delaware corporation ("Hometown"), in connection with the solicitation by the Board of Directors of proxies to be used at the 2001 Annual Meeting of Stockholders of Hometown to be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Tuesday, August 27, 2002 at 10:00 A.M., Eastern Standard Time, and at any adjournments thereof. The approximate date on which this Statement and the accompanying proxy will be mailed to stockholders is July 15, 2002.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the meeting, the close of business on July 11, 2002 (the "Record Date"), there were outstanding 3,563,605 shares of Class A common stock, par value $.001 per share, each of which will be entitled to one vote, and there were outstanding 3,611,500 shares of Class B common stock, par value $.001 per share, each of which will be entitled to ten votes. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.

      Directors are elected by a plurality of the votes cast at the meeting. In the case of election of directors, shares represented by a proxy which are marked "WITHHOLD" to vote for all eight nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Approval of an amendment to the Hometown 1998 Stock Option Plan and ratification of selection of auditors requires a majority of votes cast at the meeting provided a quorum is present.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Chief Financial Officer of Hometown at or prior to the meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

                                 PROPOSAL NO. 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

      At this meeting eight directors are to be elected to serve for one-year terms, each to hold office until his successor is duly elected and qualified. It is not contemplated that any nominee will be unable to serve as a director, but if such contingency should occur prior to the meeting, the persons named as proxies in the enclosed proxy or their substitutes will have the right to vote for substitute nominees. The nominees were selected by the Board of Directors of Hometown and are all currently directors. Certain information with respect to each nominee is stated below.

Directors Nominated for One-Year Terms:

Name                        Age      Position with Hometown       Director Since
----                        ---      ----------------------       --------------

Corey E. Shaker             45       President, Chief Executive        1997
                                     Officer and Director

William C. Muller Jr.       50       Regional Vice President -         1997
                                     South Division and Director

Joseph Shaker               34       Director                          1997

Salvatore A. Vergopia       62       Director                          1997

Edward A. Vergopia          32       Director                          1997

H. Dennis Lauzon            53       Director                          2002

Timothy C. Moynahan *       62       Director                          2002

Steven A. Fournier *        47       Director                          2002

--------------
*     Member of Audit and Compensation Committees

      Corey Shaker was named President and Chief Operating Officer on February 7, 2000, and added the title of Chief Executive Officer on August 29, 2000. In addition, he was Vice President-Connecticut Operations since October 1, 1997 and was in charge of Hometown's Company-wide sales training efforts. Prior to that, from 1989 he was Chief Operating Officer and General Manager of Family Ford Inc. where he was responsible for all aspects of its operations. He is a member of NADA Ford F01 20 group. He was awarded the Lincoln Mercury Salesperson of the Nation award in 1980 and is a three-time winner of the Lincoln Mercury Inner Circle award. Mr. Shaker serves on the board of directors of AdStar Inc., a provider of classified ad placement services on the internet and other electronic delivery channels. He is also a first cousin to Steven Shaker, the Regional VP - North Division, and Joseph Shaker, a director of the Company. He holds a B.S. in Business Administration from Providence College.

      William C. Muller Jr. has been Regional Vice President - South Division since March 2000. Mr. Muller has been Vice President-New Jersey Operations since October 1, 1997. In addition, from 1980 he was the President of Muller Toyota, Inc. and of Muller Chevrolet, Oldsmobile, Isuzu, Inc (both of which are currently known as Muller Automotive Group, Inc. and Good Day Chevrolet, Oldsmobile, Isuzu, Inc., respectively.) Under his management, Muller Toyota has been: (a) a 13-time recipient of Toyota's Prestigious President's Award, given to those dealers with superior levels of customer satisfaction who also exceed capital standards and have high market penetration and facilities that meet or exceed Toyota standards; (b) a 13-time recipient of Toyota Parts Excellence Award; (c) a 9-time winner of Toyota Service Excellence Award; and (d) a 3-time winner of Toyota's Sales Excellence Award. He holds a B.A. degree from Fairleigh Dickinson University.

      Joseph Shaker was President and Chief Operating Officer from October 1, 1997 to February 7, 2000, and was in charge of the Company's dealer acquisition program, including the implementation of such programs as may be necessary to assimilate new dealers into Hometown's operational model. In addition, from 1991 he was the Chief Operating Officer of Shaker's Lincoln Mercury, Shaker's Jeep Eagle and Lincoln Mercury Autocare in Connecticut. In 1992, at the request of Ford Motor Company, he developed the pilot free-standing neighborhood Autocare Center which has become the model for free-standing neighborhood auto maintenance centers established by Ford Motor with certain of its other dealers. He also started Shaker's Lincoln Mercury limousine department in 1992 and has been responsible for its growth and implementation. He is a Member of the Executive Committee of the NADA 20 Group. He is the brother of Steven Shaker, the Regional VP - North Division, and a first cousin of Corey Shaker, a director of the Company. He holds a B.S. (Management) degree from Bentley College.

      Salvatore A. Vergopia had been Chairman of the Board from October 1997 to December 2000, and Chief Executive Officer from October 1997 to August 2000, of Hometown. In addition, from 1992 until December, 2000, he was President and for over 20 years prior thereto, Vice President of Westwood Lincoln Mercury Sales Inc. He is also the father of Edward Vergopia, director. He holds a B.S. degree from Northern Arizona University.

      Edward A. Vergopia was formerly Vice President - Fleet Operations from October 1997 to December 2000. In addition, from 1988 until December, 2000, he was Executive Vice President of Westwood where, among other responsibilities, he managed the Lincoln Mercury Division of Spoilers Plus (custom cars) and Westwood Lincoln Mercury Limousine Department. During those periods, he also worked in the Leasing, Financing and Parts and Service Departments of Westwood Lincoln Mercury. He is also the son of Salvatore Vergopia, director. He holds a B.B.A. from the University of Miami.

      H. Dennis Lauzon has been the President and owner of Parkway Toyota since 1978. Mr. Lauzon is on the Toyota Dealers Advertising Board as well as the Dealer Council. He is also on the board of Trustees for Hackensack University Medical Center. Mr. Lauzon attended Fairleigh Dickinson University.

      Timothy C. Moynahan has been a founding partner in the law firm Moynahan, Minnella, Broderick and Tindall since 1974. Mr. Moynahan is a director of The Institute of Human Virology, at the University of Maryland School of Medicine. He is also the President of the Connecticut Chapter of the Ireland Chamber of Commerce, a non-profit organization which promotes economic relationships between the United States and Ireland and is Vice-President of the Paula A. Moynahan Skin Care Company, a manufacturer of skin care products. Mr. Moynahan holds a BS degree in History from Providence College and a JD degree from Catholic University School of Law.

      Steven A. Fournier has been the President and Chief Executive Officer of Gar-Kenyon Technologies, LLC, a manufacturer of hydraulic aerospace components, since December 2001. He has also been President and Chief Operating Officer of Matthews Ventures, a diversified holding company, since 1992. Mr. Fournier currently serves as Director, Treasurer, and member of the executive committee of the Greater New Haven Chamber of Commerce. Mr. Fournier holds a Bachelor of Science Degree in Accounting from Bentley College in 1975 and is a Certified Public Accountant.

The Board Unanimously Recommends A Vote FOR The Election Of Each Of The
Nominees.

Committees of the Board of Directors

      During the last fiscal year Hometown's Board of Directors held 15 meetings. Hometown's Board of Directors has established compensation and audit committees, whose members are composed of two non-employee directors: Messrs. Moynahan and Fournier. It is the intention of Hometown to appoint only independent directors to the Audit and Compensation Committees.

      The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Hometown, reviews general policy matters relating to compensation and benefits of employees of Hometown and administers the issuance of stock options and discretionary cash bonuses to Hometown's officers, employees, directors and consultants. The Compensation Committee met 2 times in fiscal year 2001. The report of the Compensation Committee appears below.

      Hometown's Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as an Appendix. The Audit Committee meets with management and Hometown's independent public accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee met with the auditors to review the planned scope and the results of the audit. The members of the Audit Committee consist of Messrs. Moynahan and Fournier, both of who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers'.) The Audit Committee met 5 times in fiscal year 2001. (See also "Audit Committee Report," below.)

      All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which that director served.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

      Hometown has leased from various affiliates the premises occupied by certain of its dealerships. Each of the governing leases became effective as of the closing of the initial public offering, has a term expiring in 2013, is on a triple net basis and provides for a consumer price index ("CPI") increase to the base rent for the five-year periods commencing January 1, 2004 and 2009. Hometown believes that each lease was at their fair market value at inception.

      Hometown leases, for an initial annual base rental of $240,000, the premises occupied by its Lincoln Mercury dealership in Watertown, Connecticut, and for an initial base rental of $240,000 and $72,000 respectively, the premises occupied by the Family Ford and Shaker Jeep/Eagle dealerships in Waterbury, Connecticut from Shaker Enterprises, a Connecticut general partnership whose seven partners include Joseph Shaker, Corey Shaker, Steven Shaker and Janet Shaker. Corey Shaker is President and a director and principal stockholder of the Company. Steven Shaker is Regional Vice President-North Division and a principal stockholder of the Company. Joseph Shaker is a director and a principal stockholder of the Company. Janet Shaker is a principal stockholder of the Company.

      Hometown leases, for an initial annual base rental of $360,000 and $396,000 respectively the premises occupied by its Toyota ("Toyota") dealership in Clinton, New Jersey and its Chevrolet/Oldsmobile/Isuzu ("Chevy") dealership in Stewartsville, New Jersey from Rellum Realty Company, a New Jersey general partnership, one of whose two partners is William C. Muller Jr. Mr. Muller is Regional Vice President-South Division, director and a principal stockholder of the Company. The Toyota and Chevy leases are treated as capital leases. In connection with the acquisition in 1999 of real estate used by Baystate Lincoln Mercury, Hometown guaranteed the mortgage debt of Rellum Realty Company. The 1999 guaranty was given in substitution for a February 1998 guaranty of that debt by the Muller Group, a subsidiary of the Company. As of December 31, 2001 the mortgage debt balance is $5.2 million. The Company makes annual lease payments of $756,000 to the landlord. The annual mortgage payments made by the landlord total approximately $774,000. The mortgage matures March 2013.

      Hometown leases, for an initial annual base rental of $360,000 the premises occupied by its Lincoln Mercury dealership in Emerson, New Jersey from Salvatore A. Vergopia and his wife. Mr. Vergopia is a director and a principal stockholder of the Company.

Private Equity Financing

      On July 23, 2001, the Board of Directors voted in favor of raising up to $1.5 million in a private equity financing through the sale of Units to accredited investors at a price of $2.00 per Unit. Each Unit consists of two shares of Class A Common Stock of Hometown plus a warrant to purchase one additional share at an exercise price of $1.20 per share, exercisable within a three-year period. On July 19, 2001, agreements were signed with 10 accredited investors and a total of 974,996 Class A Common shares were issued, as follows:

                                           # of Units     # of Shares Issued/
             Investor                      Purchased        Total Proceeds

             Corey Shaker                    35,714             71,428
             Steven Shaker                   35,714             71,428
             Janet Shaker                    35,714             71,428
             Richard Shaker                  35,714             71,428
             Joseph Shaker                   35,714             71,428
             Edward Shaker                   35,714             71,428
             Edward D. Shaker                35,714             71,428
             William C. Muller Trust        100,000            200,000
             William Muller, Jr             100,000            200,000
             Paul Yamin                      37,500             75,000
                                            -------            -------
             Total                          487,498            974,996
                                            -------            -------

      Corey Shaker, Steven Shaker and William Muller, Jr. are officers of the Company. Joseph Shaker is a Director of the Company.

      This was recorded as an increase in additional paid in capital in July 2001. At December 31, 2001, William Muller, Jr. owes Hometown $30,000. This is recorded in subscriptions receivable which is a reduction to additional paid in capital at December 31, 2001.

Legal Proceedings

      On or about February 7, 2001, Salvatore A. Vergopia and Edward A. Vergopia, directors and formerly executive officers of Hometown, and Janet Vergopia, the wife of Salvatore A. Vergopia (the "Vergopias") filed a complaint in the Superior Court of New Jersey in Bergen County, against Hometown, its officers and directors, certain holders of its Class B common stock, and certain other unnamed persons, alleging breach of two employment agreements, wrongful termination of employment, breach of a stockholders' agreement and certain other wrongful conduct, including age discrimination and breach of fiduciary duty. The Vergopias are seeking back pay, front pay, compensatory, consequential and punitive damages, in an unspecified amount as well as, reinstatement, injunctive and other legal and equitable relief.

      Hometown has retained litigation counsel to represent us in this action. A motion has been granted such that only a single shareholder remains as an individual shareholder defendant. Also, Hometown has filed counterclaims to recover damages associated with the Vergopia's breaches of certain agreements, as well as breaches of their fiduciary duties. Discovery is proceeding in this action.

      Hometown believes that the Vergopias commenced this action in response to our dismissal of both Salvatore A. Vergopia and Edward A. Vergopia from their officerships and employment positions with Hometown. Hometown and its officers and directors believe that they have meritorious defenses and are vigorously defending this action. Hometown does not believe that the eventual outcome of the case will have a material adverse effect on Hometown's consolidated financial position or results of operations.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

      The following Summary Compensation Table sets forth all compensation earned in all capacities, during the fiscal year ended December 31, 2001, 2000 and 1999 by (i) Hometown's Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the 2001 fiscal year and whose salary, exceeded $100,000 (collectively, the "Name Executive Officers").

                                               COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------
                                                                  Annual Compensation
                                       --------------------------------------------------------------------------
                                         Fiscal Annual
Name and Principal Position            Year Compensation        $ Salary            Bonus (1)          Other
-----------------------------------    ------------------    ----------------     --------------    -------------
Corey E. Shaker                               2001               250,000 (2)            --              7,000
President and Chief                           2000               200,000                --              7,000
Executive Officer                             1999               200,000                --               --

William C. Muller, Jr.                        2001               200,000              130,372            --
Regional Vice President-                      2000               200,000                --               --
South Division                                1999               200,000                --              3,000

Steven Shaker Regional                        2001               118,600               10,000           2,600
Vice President-North                          2000               110,000                --              3,000
Division                                      1999               100,000                --               --

John J. Stavola                               2001               126,250                --               750
Acting Chief Financial                        2000                40,650                --               --
Officer and Secretary(3)                      1999                  --                  --               --

-------------------------

(1) The amount shown are cash bonuses earned in the specified year. A portion of these bonuses may be paid in the first quarter of the following year.

(2)   Includes amounts paid after year-end.

(3) Was hired July 2000. Replaced in January 2002. Mr. Stavola is currently the Corporate Controller of Hometown.

OPTION GRANTS IN LAST FISCAL YEAR

                            Number of                                                         Potential Realizable
                              Shares                                                        Value At Assumed Annual
                            Underlying   Percent of Total                                     Rates of Stock Price
                             Options      Options Granted                                    Appreciation for Option
                            Granted(#)    to Employees in     Exercise                              Term(2)
                            ----------       Fiscal Year       Price                                -------
          Name                 (1)             2001          ($/Share)    Expiration Date    0%       5%        10%
          ----                 ---       ----------------    ---------    ---------------    --       --        ---
Corey Shaker                  25,000           6.9%            $1.25         May 2006        --       --         --
Corey Shaker                  25,000           6.9%            $2.25         May 2006        --       --         --
William C. Muller Jr.         15,000           4.2%            $1.25         May 2006        --       --         --
William C. Muller Jr.         15,000           4.2%            $2.25         May 2006        --       --         --
Steven Shaker                 15,000           4.2%            $1.25         May 2006        --       --         --
Steven Shaker                 15,000           4.2%            $2.25         May 2006        --       --         --
John J. Stavola                7,500           2.1%            $1.25       December 2006     --       --         --
John J. Stavola                7,500           2.1%            $2.25       December 2006     --       --         --

(1) The options (except for those issued to John J. Stavola) vest with respect to one-third of the shares of Common Stock covered by the options on May 11, 2002 (the "Initial Vesting Date") and one-third will vest on each of the second and third anniversary of the Initial Vesting Date. The options issued to John J. Stavola vest with respect to one-third of the shares of Common Stock covered by the options on December 1, 2002 (the "Initial Vesting Date") and one-third will vest on each of the second and third anniversary of the Initial Vesting Date.

(2) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration date of the respective options. All the options issued in 2001 were issued at exercise prices higher than the market price at the date of issuance - hence the Potentially Realizable Values are all $0. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Form 10-K.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table summarizes options exercised during fiscal 2001 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

                                                                         Number of                Value of
                                                                         Securities               Unexercised
                                                                         Underlying               In-the-Money
                                                                         Unexercised Options      Options at Fiscal
                                                                         at Fiscal Year-End       Year-End
                                       Acquired on       Value           Exercisable (E)          Exercisable (E)
Name                                   Exercise          Realized        Unexercisable (U)        Unexercisable (U)
--------------------------------       -------------     ------------    ---------------------    --------------------

Corey E. Shaker                            ----              ----               56,500 E                  ----
President and Chief                                                             60,000 U
Executive Officer

William C. Muller, Jr.                     ----              ----               20,000 E                  ----
Regional Vice President - South                                                 30,000 U

Steven Shaker                              ----              ----               10,000 E                  ----
Regional Vice President - North                                                 30,000 U

John J. Stavola                                                                      0 E
Acting Chief Financial                                                          15,000 U
Officer and Secretary (1)

(1) Replaced in January 2002. Mr. Stavola is currently the Corporate Controller of the Company.

      In general, the option agreements shall be exercisable only so long as the Optionee shall continue to be an employee of Hometown and within the thirty-day period after the date of termination of his employment to the extent it was exercisable on the day prior to the date of termination. In the event the Optionee is unable to continue his employment with Hometown as a result of his total and permanent disability, he may, but only within three (3) months from the date of disability, exercise the option to the extent he was entitled to exercise it at the date of such disability. In the event of death of the Optionee, the option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right that would have accrued had the Optionee continued living one (1) month after the date of death, provided that at the time of his death the Optionee is an employee of Hometown and shall have been in Continuous Status (as defined in Hometown's Stock Option Plan) as an employee from the date hereof; or within thirty (30) days after the termination of Continuous Status as an employee, the option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Employment Contracts

      In April 1998, Hometown entered into five-year employment agreements, effective as of the closing of Hometown's initial public offering in July, 1998, with Corey E. Shaker, William C. Muller, Jr. and Steven Shaker. The agreements for Corey E. Shaker and William C. Muller, Jr. provides for an annual base salary of $200,000 (Corey E. Shaker currently receives compensation of $250,000). The agreement for Steven Shaker provides for an annual base salary of $100,000, which increased to $125,000 in 2001.

      Each agreement also provides for participation by the employee in all executive benefit plans and, if employment is terminated without cause (as defined in the agreement), payment of an amount equal to the salary which would have been payable over the unexpired term of his employment agreement.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the directors serving on the Compensation Committee are employees or officers of the Company. Corey Shaker and Stephen A. Zelnick both serve together on the board of directors of Adstar, Inc. No other director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

1998 Stock Option Plan

      In February 1998, in order to attract and retain persons necessary for the success of the Company, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 480,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-incentive stock options. The Board of Directors will administer the Stock Option Plan, which expires in January 2008, or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. For grants to the Named Executive Officers see the chart above titled "AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES."

Employee Benefit Plan

      In October 1999, Hometown amended and restated the E.R.R. Enterprises, Inc. Profit Sharing/401(k) Plan, (the "Amended Plan") into the HOMETOWN AUTO RETAILERS, INC. 401K Plan (the "Plan") effective October 1, 1999, for the benefit of eligible employees, as defined. Participants may make voluntary contributions of up to 15% of their compensation, subject to certain IRS limitations. Hometown may make annual matching contributions to the Plan at its discretion. No Contributions were made by Hometown to the Plan for the years ended December 31, 2001 and 2000. Contributions under the Plan were $48,000 in 1999. Corey E. Shaker and Joseph Shaker are the Trustees of the Plan.

Compensation of Directors

      Each non-employee Director receives a fee of $1,000, for each meeting attended in person and $250 for each meeting attended telephonically and reimbursement for travel costs and other out-of-pocket expenses incurred in attending each Directors' meeting. In addition, committee members receive $500 for each committee meeting attended in person, other than meeting directly following or preceding Board meetings and $125 for each committee meeting attended telephonically. Additionally, pursuant to the Plan, each Director who is a non-employee and is not elected pursuant to the stockholders agreement among Hometown's Class B stockholders, commencing in 2002 will receive options to purchase 30,000 shares of Common Stock exercisable at the fair market value on the date of grant. These options will vest one-half on the date of grant and one-half at the end of the subsequent year of service on the Board. In addition, each non-employee Director receives options to purchase an additional 2,500 shares of Common Stock on the date of the Company's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

Limitation of Directors' Liability and Indemnification

      The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Certificate of Incorporation limits the liability of Directors of the Company to the Company or its shareholders to the fullest extent permitted by Delaware law.

      The Company's Certificate of Incorporation provides mandatory indemnification rights to any officer or Director of the Company who, by reason of the fact that he or she is an officer or Director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or Director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act may be provided to officers and Directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Except for the Vergopia litigation described in Item 3 above, there is no pending litigation or proceeding involving a Director, officer, employee or agent of the Company in which indemnification by the Company will be required or permitted.

         Report of the Compensation Committee on Executive Compensation

      The primary purposes of the Compensation Committee are to establish and maintain competitive, fair and equitable compensation practices designed to attract and retain key management employees throughout the Corporation and to establish appropriate incentives to motivate and reward key management employees for achieving or exceeding established performance goals; and to oversee the competency and qualifications of senior management personnel and the provisions of senior management succession planning. The Compensation Committee is responsible for a broad range of activities which include (i) recommending to the full Board of Directors the salary(ies) of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer after an evaluation of market data, internal salary relationships as provided by the Corporation's executive compensation professionals, and such other factors as the Committee deems appropriate; (ii) recommending to the full Board of Directors the salaries for other elected Corporate Officers and selected key management employees after reviewing the recommendations made by the Chief Executive Officer and the Chief Operating Officer; (iii) recommending to the full Board of Directors the type of incentive plans, if any, which will be offered to management employees; and (iv) administering the Corporation's 1998 Incentive Stock Option Plan, to include, after reviewing the recommendations of the Chief Executive Officer and the Chief Operating Officer, determining the employees to be eligible for plan participation.

      Due to the existence of five-year employment agreements between Hometown and its key officers, which do not expire until July 2003, the scope of the Compensation Committee's duties has been limited.

                                            COMPENSATION COMMITTEE

                                            Stephen A. Zelnick
                                            As Acting Chairman

                            CUMULATIVE TOTAL RETURN
                      AMONG HOMETOWN AUTO RETAILERS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

  [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                                     7/29/98    12/31/98   12/31/99   12/31/00    12/31/01
HOMETOWN AUTO RETAILERS, INC.        100.00     49.29      40.71       5.71        8.80
       SIC CODE INDEX                100.00     102.76     65.26       43.26      105.50
     NASDAQ MARKET INDEX             100.00     118.38     208.79     131.23      104.61

                     ASSUMES $100 INVESTED ON JULY 29, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

The above graph shows a comparison of cumulative total returns for Hometown, the NASDAQ Market Index, and a Peer Group from the date of the initital public offering.

(1) The Peer Group Index includes the following companies: Auto Nation Inc., Circuit City/CarMax, Group, Group 1 Automotive, Inc., Lithia Motors Inc., Rush Enterprises, Inc., Sonic Automotive Inc., United Auto Group, Inc. and Nostalgia Motorcars.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to Hometown regarding the beneficial ownership of Common Stock as of May 10, 2002 by (i) each person known to Hometown to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each Director of Hometown, (iii) each Named Executive Officer and (iv) all Directors, and Executive Officers of Hometown as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them.

      A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this prospectus upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

      As of May 10, 2002, the total number of shares outstanding is 7,175,105, of which 3,563,605 shares are Class A common stock and 3,611,500 shares are Class B common stock.

      The total number of votes are based on the combined total of Class A and Class B common stock beneficially owned by the beneficial owner. The voting power percentage of each beneficial owner is determined by dividing the number of votes held by that person by the total number of votes outstanding, increased to reflect the number of votes of the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

      As of May 10, 2002, the total number of votes outstanding is 39,678,605, of which 3,563,605 votes are from Class A common stock outstanding and 36,115,000 votes are from Class B common stock outstanding; Class A common stock have one (1) vote per share; and Class B common stock have ten (10) votes per share.

                                                 Common Stock                                                  % of
                                             Beneficially  Owned         % of Outstanding Equity Owned       Aggregate
                                        -----------------------------    -----------------------------     voting Power
                                          Class            Class             Class    Class                    of all
Name of Beneficial Owner                    A                B                 A        B       Total         Classes
---------------------------------       -----------    ------------------------------------------------     ----------
Officers and Directors
Salvatore Vergopia                              --           705,000            --     19.52      9.83         17.77
Corey E. Shaker                            193,310           265,080          5.42      7.34      6.39          7.17
William C. Muller, Jr.                     334,250           453,034          9.38     12.54     10.97         12.26
Edward Vergopia                                 --           235,000             -      6.51      3.28          5.92
Steven Shaker                              135,142           206,424          3.79      5.72      4.76          5.54
Joseph Shaker                              184,326           321,812          5.17      8.91      7.05          8.58
H. Dennis Lauzon                             1,666                --            **        --        **            **
Timothy C. Moynahan                         15,000                --            **        --        **            **
Steven A. Fournier                          15,000                --            **        --        **            **
All Directors, and Executive
Officers as a group (10 persons)           878,694         2,186,350         24.66     60.54     42.72         57.32

5% Beneficial Owners
William C. Muller, Sr.                     300,000           308,786          8.42      8.55      8.48          8.54

**  Ownership is less than 1%
------------------------------------------------------------------------------------------------------------------------

      Salvatore Vergopia has an address at 20 Bayberry Drive, Saddle River, New Jersey 07458. His beneficial ownership of our Class B common stock includes 225,600 shares owned by his wife Janet.

      Edward A. Vergopia has an address at 100 Winston Drive, North Tower, Cliffside Park, New Jersey 07010.

      Corey Shaker has an address at 774 Straits Turnpike, Watertown Connecticut 06795. His beneficial ownership of our common stock includes:

      o 265,080 shares of Class B common stock, of which 15,980 shares are held by the Edward Shaker Family Trust of which he is the Trustee and a beneficiary;

      o     84,428 shares of Class A common stock;

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     36,500 shares at $9.00 per share;

            o     20,000 shares at $3.00 per share;

            o     8,334 shares at $2.25 per share; and

            o     8,334 shares at $1.25 per share; and

      o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

      William C. Muller, Jr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of our common stock includes:

      o     453,034 shares of Class B common stock;

      o     204,250 shares of Class A common stock;

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     20,000 shares at $9.00 per share;

            o     5,000 shares at $2.25 per share; and

            o     5,000 shares at $1.25 per share; and

      o Warrants immediately exercisable to purchase 100,000 shares of Class A common stock at $1.20 per share.

      Steven Shaker has an address at c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705. His beneficial ownership of our common stock includes:

      o     79,428 shares of Class A common stock;

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     10,000 shares at $9.00 per share;

            o     5,000 shares at $2.25 per share; and

            o     5,000 shares at $1.25 per share; and

      o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

      Joseph Shaker has an address at c/o Baystate Lincoln Mercury, 571 Worcester Road, Framingham, Massachusetts 01701. His beneficial ownership of our common stock includes:

      o 321,812 shares of Class B common stock of which 15,980 shares are held by the Richard Shaker Family Trust which Mr. Shaker is the Trustee and a beneficiary; and 40,000 shares are held by the Shaker Irrevocable Trust of which Mr. Shaker is Trustee;

      o     112,112 shares of Class A common stock;

      o an option to purchase 36,500 shares of Class A common stock, exercisable within the next 60 days at $9.00 per share; and

      o Warrants immediately exercisable to purchase 35,714 shares of Class A common stock at $1.20 per share.

      H. Dennis Lauzon has an address at 854 Sunset Avenue, Haworth, New Jersey 07641. His beneficial ownership of our common stock consist of an option to purchase 1,666 shares of Class A common stock, exercisable within the next 60 days at $0.65 per share.

      Timothy C. Moynahan has an address at 141 East Main Street, Waterbury, Connecticut 06722. His beneficial ownership of our common stock consist of an option to purchase 15,000 shares of Class A common stock, exercisable within the next 60 days at $0.48 per share.

      Steven A. Fournier has an address at 107 Eastfield Road, Waterbury, Connecticut 06708. His beneficial ownership of our common stock consist of an option to purchase 15,000 shares of Class A common stock, exercisable within the next 60 days at $0.58 per share.

      William Muller, Sr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of our common stock includes:

      o     308,786 shares of Class B common stock;

      o     200,000 shares of Class A common stock; and

      o Warrants immediately exercisable to purchase 100,000 shares of Class A common stock at $1.20 per share.

      All shares and warrants are owned by The William C. Muller Revocable Living Trust of which the William C. Muller Sr. is Trustee. William C. Muller Sr. is neither an officer nor director.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Hometown's officers and directors, and persons who own more than ten percent of a registered class of Hometown's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Hometown with copies of all Section 16(a) forms they file.

      To the best of Hometown's knowledge, based solely on review of the copies of such forms furnished to Hometown, or written representations that no other forms were required, Hometown believes that all Section 16(a) filing requirements applicable with respect to all its current officers, directors and ten percent shareholders have been complied with as of the filing date of this Annual Report. However, Corey Shaker, Joseph Shaker, Steven Shaker and William Muller, Jr. were late in filing one (1) Statement of Changes in Beneficial Ownership on Form 4 during 2001 but have all subsequently come into compliance. With respect to any former directors, officers, and ten percent shareholders of Hometown, the Company does not have any knowledge of any known failures to comply with the filing requirements of Section 16(a).

Audit Committee Report

      The Audit Committee has reviewed Hometown's audited statements for the year ended December 31, 2001. In conjunction with its review, the Audit Committee has met with the management of Hometown to discuss the audited financial statements. In addition, Hometown has discussed with its independent auditors, Arthur Andersen LLP, the matters required pursuant to Statement on Accounting Standards No. 61 and has received the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board No.
1. The Audit Committee has also discussed with Arthur Andersen LLP its independence from management and Hometown. Arthur Andersen LLP has full and free access to the Audit Committee.

      Based on this review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hometown's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE:

                                            Timothy C. Moynahan
                                            Steven A. Fournier


Audit Fees

      The aggregate fees and expenses billed for the professional services rendered by Arthur Andersen LLP for the audit of Hometown's annual financial statements included in Hometown's Form 10-K filing for fiscal year 2001 and the reviews of Hometown's quarterly financial statements included in Hometown's Form 10-Q filings for fiscal year 2001 totaled $185,000.

Financial Information System Design and Implementation Fees

      Hometown did not incur any fees for professional services rendered by Arthur Andersen LLP in connection with information systems design and implementation during the 2001 fiscal year.

All Other Fees

      Other than $4,500 in fees associated with Hometown's filing on Form S-3, Hometown did not incur any other fees for professional services rendered by Arthur Andersen LLP other than the services covered in the paragraph above titled "Audit Fees".

Audit Committee Consideration

      Hometown's Audit Committee has considered whether Arthur Andersen LLP's provision of the services which generated the Audit and Other Fees reported above was compatible with maintaining Arthur Andersen LLP 's independence as Hometown's principal independent accounting firm.

Work Performed by Principal Accountant's Full Time Permanent Employees

      Arthur Andersen LLP's services rendered in performing Hometown's audits for fiscal year 2001 were performed by full time, permanent employees and partners of Arthur Andersen LLP. In response to our request, we have been advised by Arthur Andersen that a representative of Arthur Andersen LLP will not be at the annual meeting. We have also been advised by BDO Seidman LLP that a representative of BDO Seidman LLP will be at the annual meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


                                 PROPOSAL NO. 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      On June 20, 2002, the Company dismissed Arthur Andersen LLP as the Company's independent public accountants and on July 11, 2002 appointed BDO Seidman LLP as the Company's new independent public accountants for the fiscal year 2002. This change was made upon the recommendation of the Audit Committee of the Company's Board of Directors and with the approval of the Company's Board of Directors. The decision to change independent public accountants was based on the continuing uncertainty regarding Andersen's future.

      Although stockholder approval is not required, the Company desires to obtain from the stockholders an indication of their approval or disapproval of the Board of Directors' action in appointing BDO Seidman LLP as the independent public accountants of the Company and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

The Board Unanimously Recommends A Vote FOR The Ratification of the Appointment of BDO Seidman LLP for Fiscal Year 2002.


                                 PROPOSAL NO. 3

          APPROVAL OF AMENDMENT TO THE HOMETOWN 1998 STOCK OPTION PLAN
                          TO INCREASE AUTHORIZED SHARES

      The Board of Directors on June 11, 2002 adopted resolutions approving an amendment to Hometown's 1998 Stock Option Plan to increase the number of shares available for issuance thereunder from 480,000 to 830,000 shares and directing that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The Board of Directors determined that the amendment is in the best interests of the Company and unanimously recommends approval by the stockholders.

Background and Reasons for the Proposal

      In February 1998, in order to attract and retain persons necessary for the success of the Company, Hometown adopted its 1998 Stock Option Plan (the "Stock Option Plan") covering up to 480,000 shares of Class A Common Stock. Pursuant to the Stock Option Plan officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-incentive stock options. The purpose of the Stock Option Plan is to provide a flexible framework that permits the Board to develop and implement stock-based incentive compensation programs based on changing needs of the Company in its competitive market.

      The maximum number of shares as to which options may, at any time, be granted under the Stock Option Plan is 480,000 shares of Hometown common stock. At June 24, 2002, incentive stock options covering 586,750 shares were issued and outstanding under the Stock Option Plan. Accordingly, at June 24, 2002, 0 shares remained available for grant and/or issuance under the Stock Option Plan. In addition, the status as incentive stock options for 106,750 are subject to approval by this amendment, and are held by Corey E. Shaker (50,000), John S. Stavola (15,000), by one other officer (31,750) and one employee (10,000). In order to continue Hometown's program of stock-based incentive compensation for its executive officers and employees, the Board of Directors has approved an amendment to the Stock Option Plan increasing the number of shares available for issuance and/or grant thereunder from 480,000 to 830,000.

The Board Unanimously Recommends A Vote FOR The Approval of an Amendment to the Hometown 1998 Stock Option Plan increasing the number of shares of common stock available for issuance thereunder.


                                  MISCELLANEOUS

Stockholder Proposals

      Stockholder proposals intended to be presented at Hometown's 2003 Annual Meeting must be received by Hometown for inclusion in Hometown's proxy statement relating to that meeting not later than March 31, 2003. Such proposals should be addressed to Charles F. Schwartz, Chief Financial Officer, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

Other Matters

      Management knows of no other business which will be presented for consideration at the Annual Meeting other than that stated in the notice of meeting.

Solicitation Of Proxies

      The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the stockholders will be borne by Hometown. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Hometown. Hometown also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Hometown, upon request, will reimburse them for their expenses in so doing.

Reports And Financial Statements

      Hometown's Annual Report for the year ended 2001, including Audited Financial Statements is included with this proxy material. The Financial Statements contained in the Annual Report are incorporated by reference and are part of this soliciting material.

      A copy of Hometown's Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits, will be provided without charge to any stockholder submitting a written request. Such request should be addressed to Charles F. Schwartz, Chief Financial Officer, Hometown Auto Retailers, Inc., 774 Straits Turnpike, Watertown, Connecticut, 06795.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Corey E. Shaker
                                            Corey E. Shaker, President and
                                                Chief Executive Officer


Dated:  Watertown, Connecticut
        July 11, 2002

                           APPENDIX I (FORM OF PROXY)

                          HOMETOWN AUTO RETAILERS, INC.
                                    P R O X Y
                     FOR ANNUAL MEETING OF THE STOCKHOLDERS
                                 August 27, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Corey E. Shaker and Charles F. Schwartz, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Hometown Auto Retailers, Inc. ("Hometown") to be held at the Hilton of Southbury, 1284 Strongtown Road, Southbury, Connecticut 06488, on Tuesday, August 27, 2002 at 10:00 A.M., Eastern Daylight Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Hometown held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated :

1) ELECTION OF DIRECTORS: Corey E. Shaker, William C. Muller, Jr., Joseph Shaker, Salvatore Vergopia, Edward A. Vergopia, H. Dennis Lauzon, Timothy C. Moynahan and Steven A. Fournier

FOR election of all nominees              |_|

WITHHOLD vote from all nominees           |_|

FOR all nominees,
EXCEPT for nominee(s) listed below from whom Vote is withheld.

--------------------------------------------------------------

2) RATIFICATION of the Appointment of BDO Seidman LLP for Fiscal Year 2002.
            FOR   |_|            AGAINST   |_|            ABSTAIN   |_|

3) APPROVAL of an Amendment to the Hometown 1998 Stock Option Plan increasing by 350,000 the number of shares of common stock available for issuance thereunder.
            FOR   |_|            AGAINST   |_|            ABSTAIN   |_|

(Continued, and to be signed, on the Reverse Side)

--------------------------------------------------------------------------------

                                    FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                         Dated:                                      , 2002


                         ---------------------------------------------------
                               Signature of Stockholder



                         ---------------------------------------------------
                               Signature of Stockholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.

                      APPENDIX II (AUDIT COMMITTEE CHARTER)

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.    PURPOSE AND SCOPE

      The primary purposes of the Audit Committee are, on behalf of the Board of Directors and through the oversight of the independent auditors: (1) to obtain a reasonable level of assurance that the Corporation's financial reports, practices, procedures and controls are within acceptable limits of sound practice and in accordance with the statutes, regulations, or statements of the Financial Accounting Standards Board, the Securities and Exchange Commission, the NASDAQ Stock Market and other relevant agencies and; and (2) to review such reports, practices, procedures and controls at least annually and at such other times if so desired by the Committee to gain insight as to the financial health of the Corporation and important factors and trends related thereto and compliance with the Corporation's practices for managing legal and regulatory compliance.

      The Board of Directors shall annually appoint an Audit Committee, which shall consist of not less than three members of the Board of Directors. Members may not be officers of the Corporation or any of its subsidiaries and also shall be independent of management. At the time of appointment of the Committee, the Directors shall designate one of the members of the Committee to be its Chairman, to serve until a successor is designated. The Committee has the authority to retain counsel and experts as deemed appropriate.

II.   DUTIES AND RESPONSIBILITIES

      The Audit Committee is responsible for a broad range of activities which include:

      o Recommend to the Board the selection, retention or termination of the Corporation's independent public accountants.

      o Discuss and approve the scope of professional services provided by the independent public accountants and consider the possible effect of the performance of such service on the independence of the public accountants.

      o Discuss and approve the arrangements (including the estimated fee) and the proposed overall scope of the annual audit with management and the independent public accountants.

      o Review and concur in the appointment, replacement, reassignment, or dismissal of the Corporation's Chief Financial Officer.

      o Discuss matters of concern to the Audit Committee, the independent public accountants or management relating to the annual financial statements or other results of the audit.

      o Consider and review with the independent public accountants and the Corporation's Chief Financial Officer their options as to the adequacy of the Corporation's system of internal accounting controls.

      o Review with management and the independent public accountants at the completion of the annual examination:

            --> The Corporation's annual financial statements and related footnotes.

            --> The independent public accountants' audit of the financial statements and their report thereon.

            --> The independent public accountants' management letter with respect to the audit and proposals for changes emanating therefrom.

            --> Any significant changes required in the independent public accountants' audit plan.

            --> Any serious difficulties or disputes with management encountered during the course of the audit.

            --> Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

            Consider and review with management and the Corporation's Chief Financial Officer:

            -->   The scope of the annual audit plan:

            --> Significant findings during the year and management's responses thereto.

            --> Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

            -->   Any changes required in the planned scope of their audit plan.

      o Review with the independent public accountants the methods of establishing and monitoring the Corporation's policies to prohibit unethical, questionable or illegal activities by employees of the Corporation.

      o Review with management and the independent public accountants the anticipated effect of any material changes in accounting policies or standards as well as any unusual or significant commitments or contingent liabilities.

      o Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

      o Meet with the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or the independent public accountants believe should be discussed privately with the Audit Committee.

      The Audit Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board of Directors.

III.  OPERATING PROCEDURES

      The operating procedures for this Committee with respect to meetings, Notice of Meetings, Quorums and Manner of Acting, and Records shall be the same as stipulated for the Board as spelled out in the Corporation's By-laws.

IV.   ACCOUNTABILITY

      This Committee shall report to the Board of Directors at its next regular meeting all such actions it has taken since the previous report.


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